UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2014

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definite Agreement

On November 5, 2014, Uranium Resources, Inc. (the “Company”) entered into the First Amendment to Asset Exchange Agreement (the “Amendment”) with Rio Grande Resources Corporation (“RGR”) and Uranco Inc. (“Uranco”), a wholly owned subsidiary of the Company, amending that certain Asset Exchange Agreement among the Company, Uranco, and RGR dated September 5, 2014 in order to revise certain disclosure schedules thereto and to amend the closing date thereunder to November 6, 2014.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 5, 2014, the Company entered into an Asset Exchange Agreement (the “Agreement”) with RGR and Uranco, pursuant to which Uranco has acquired from RGR certain uranium properties in South Texas in exchange for two parcels of fee-owned mineral rights and certain royalty interests in New Mexico. The Agreement does not provide for any cash or common stock consideration. The South Texas properties cover approximately 8,834 acres and include the Alta Mesa Este, Sejita Dome and Butler Ranch projects.

The asset exchange under the Agreement closed on November 6, 2014.

Item 7.01.  Regulation FD Disclosure.

On November 7, 2014, the Company issued a press release relating to the closing of the asset exchange under the Agreement and the Company’s planned 2015 drilling program on its Alta Mesa Este project. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
2.1	First Amendment to Asset Exchange Agreement, dated November 5, 2014.
99.1	Press Release dated November 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2014

URANIUM RESOURCES, INC.

By:

/s/ Jeffrey L. Vigil

Name:

Jeffrey L. Vigil

Title:

Vice President–Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	First Amendment to Asset Exchange Agreement, dated November 5, 2014.
99.1	Press Release dated November 7, 2014.